Exhibit 99.3

Execution Version

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of April 10, 2025 (the “Effective Date”), by and among ROS Acquisition Offshore LP (“ROS Acquisition”), Royalty Opportunities S.àr.l (“ROS S.àr.l”) and OrbiMed Royalty Opportunities II, LP (“ORO II”) (each of ROS Acquisition, ROS S.àr.l, and ORO II, a “Seller” and collectively the “Sellers”), each of which are affiliates of OrbiMed Advisors LLC, a Delaware limited liability company, and a list of entities listed on the schedule of purchasers attached hereto as Schedule I (each a “Purchaser” and collectively, the “Purchasers”).

The Seller desires to sell and the Purchaser desires to buy, an aggregate of 73,114,592 shares (the “Shares”) of the common stock, $0.000001 par value per share (the “Common Stock”), of Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), for a price per share of $0.42 (“Per Share Purchase Price”) on the terms and conditions set forth in the Agreement. It is the intention of the parties to the Agreement that the transaction contemplated by the Agreement (the “Transaction”) be a private sale of securities that is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(7) of the Securities Act and/or pursuant to the satisfaction of the conditions for the so-called “Section 4 (1 1/2)” private resale exemption. BTIG, LLC is acting as a placement agent (“Placement Agent”) in connection with the Transaction.

In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE SHARES

Section 1.1 Purchase and Sale of Shares. Subject to and in reliance upon the representations, warranties, terms and conditions of the Agreement, the Seller hereby agrees to sell, transfer and assign all of the Seller’s right, title and interest in and to the Shares to the Purchaser, and the Purchaser hereby agrees to purchase the Shares from the Seller at a price per share equal to the Per Share Purchase Price.

Section 1.2 The Closing. The closing of the Transaction (the “Closing”) shall take place within one business day of the Effective Date. On the date of the Closing, (a) the Seller shall take such necessary action to (i) transfer the Shares to be sold by the Seller hereunder to the Purchaser by instruction to the Seller’s custodial broker, and (ii) execute the cross receipt in the form set forth in Exhibit A hereunder acknowledging the Seller’s receipt of the Purchase Price, and (b) the Purchaser (i) shall deliver to the Seller the applicable portion of the Purchase Price by wire transfer of immediately available funds to an account designated by the Seller, and (ii) execute the cross receipt in the form set forth in Exhibit A hereunder acknowledging the Purchaser’s receipt of the Shares and payment in full of the Purchase Price.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller hereby represents and warrants to the Purchaser and the Placement Agent as follows:

Section 2.1 Authority and Approvals. ROS Acquisition Offshore LP is a limited partnership duly formed, validly existing and in good standing under the laws of the state of Delaware, Royalty Opportunities S.àr.l is a Luxembourg S.àr.l, and ORO II is a Delaware limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware. Each of the Sellers has the right, power, and authority to enter into and perform its obligations under the Agreement, and all action necessary to authorize the execution, delivery and performance of the Agreement and the consummation of the Transaction has been duly and validly taken. The Agreement has been duly and validly executed and delivered by each of the Sellers. Assuming the Agreement constitutes a valid and binding agreement of each Purchaser, the Agreement constitutes a valid and binding agreement of each Seller, enforceable against the Sellers in accordance with its terms.

Section 2.2 The Shares. Each Seller is the sole record and beneficial owner of the Shares set forth opposite its name on Schedule II hereto. Except for the Agreement, there is no agreement, arrangement or understanding with any other person regarding the sale or transfer of any Shares, and there exist no liens, pledges, security interests, restrictions, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Shares, other than any restrictions on transfer that may be imposed by any applicable statute, law, ordinance, regulation, rule, code, order, common law, judgment, decree, other requirement or rule of law (“Applicable Law”) of any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasigovernmental authority, or any arbitrator, court or tribunal of competent jurisdiction (a “Governmental Authority”). Upon transfer of the Shares to the Purchasers at the Closing against payment of the Purchase Price, the Purchasers will acquire ownership of the Shares, free and clear of all liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Shares, other than any restrictions on transfer that may be imposed by Applicable Law.

Section 2.3 Investment Purpose. Each of the Sellers represents that it (a) acquired the Shares for investment purposes only and not with a view toward distribution or resale in violation of any applicable securities Laws, (b) is selling the Shares, as principal, for its own account and not as a broker or agent for another party and (c) acquired and fully paid for the Shares at least one (1) year ago calculated in accordance with Rule 144(d) under the Securities Act..

Section 2.4 No General Solicitation; etc. Neither the Sellers, nor any person acting on the Sellers’ behalf, has engaged in the offer or sale of Common Stock by any form of general solicitation or general advertising. Each Seller acknowledges that the Purchase Price was determined through private arm’s length negotiations between the Purchaser and the Seller, and neither the Purchaser nor the Seller are under any obligation or compulsion to enter into the Agreement.

Section 2.5 No Conflicts; No Consents. The execution, delivery and performance of the Agreement will not (i) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreements or instrument to which either Seller is a party or by which it or its assets may be bound, (ii) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive, award or decree of any court, administrative agency or other governmental authority applicable to either Seller. No governmental, administrative or other third-party consents or approvals are required by or with respect to either Seller in connection with the execution and delivery of the Agreement and the consummation of the Transaction. Seller is not a party to any voting trust, proxy, shareholder agreement, or other agreement or understanding with respect to the voting or transfer of the Shares.

Section 2.6 No Legal Action. There are no actions, suits, claims, investigations, or other legal proceedings pending or, to the knowledge of the Seller, threatened against or by the Seller that would impair the ability to consummate the Transaction or would otherwise challenge or seek to prevent, enjoin or delay the Transaction.

Section 2.7 Broker’s Fees. Other than to the Placement Agent, the Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Transaction.

Section 2.8 No Bad Actors. Neither Seller nor, to either Seller’s knowledge, any person that has been or will be paid (directly or indirectly) remuneration or a commission for such person’s participation in the offer or sale of the Shares, including solicitation of purchasers for such Seller, is subject to an event that would disqualify an issuer or other covered person under Rule 506(d)(1) of Regulation D or is subject to a statutory disqualification described under Section 3(a)(39) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 2.9 No Material Non-Public Information. Seller represents that it has not disclosed any material nonpublic information to Purchaser in connection with this Transaction.

Section 2.10 Excluded Information.

(a)       The Sellers acknowledge that the Purchasers may be existing stockholders of the Company and that the Purchasers and the Placement Agent may have access to and may possess non-public information regarding the Company not known to the other party (the “Excluded Information”). The Excluded Information may or may not be material, may or may not have been publicly disclosed by or on behalf of the Company, the Purchasers or the Placement Agent, directly or indirectly, and may or may not be available to the Sellers from sources other than the Company, the Purchasers or the Placement Agent. Such Excluded Information may include information received (A) by the Purchasers or their Representatives in their capacities as directors, stockholders or affiliates of the Company, (B) from the Company on a confidential basis, or (C) on a privileged basis from the attorneys, financial advisers or other Representatives of the Company. Although such Excluded Information may be indicative of a value of the Shares that is substantially different than the Purchase Price, the Sellers are experienced, sophisticated and knowledgeable in trading securities of public and private companies and understand the disadvantages to which the Seller may be subject on account of the disparity of information as between the Purchaser and the Seller, and the Seller has nonetheless deemed it appropriate to engage in the sale of the Shares hereunder. In respect of this Section 2.9, the Seller further represents, warrants and acknowledges that it: (a) is a sophisticated seller with respect to its Shares, (b) has adequate information concerning its Shares, (c) has conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the sale of its Shares to the Purchaser and with respect to the Purchaser as the buyer of its Shares, and (d) has not relied upon the Purchaser or the Placement Agent for any investigation into, assessment of, or evaluation with respect to the sale of its Shares to the Purchaser or with respect to the Purchaser as the purchaser of the Shares.

(b)       The Seller hereby:

(1)   agrees that neither the Purchasers, the Placement Agent nor any of their respective directors, officers, partners, stockholders, members, investors, employees, attorneys, agents or Representatives shall have any liability to the Sellers or their affiliates with respect to the existence, possession or non-disclosure of any Excluded Information, whether arising directly or indirectly, primarily or secondarily, by contract or operation of law or otherwise, including as a matter of contribution, indemnification, set-off, rescission, or reimbursement;

(2)   waives any right, claim or cause of action, at law or in equity, arising from or relating to, directly or indirectly, the existence, possession or non-disclosure of any Excluded Information, including without limitation pursuant to Sections 10(b) and 20A of the Exchange Act, or the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act, and relinquishes all rights and remedies accorded by applicable law to a seller of securities with respect to the Shares to the maximum extent permitted by law, as well as all rights to participate in any claim, action or remedy others may now or hereafter have with respect to the foregoing; and

(3)   with respect to the disposition and sale of the Shares, releases and discharges the Purchaser, the Placement Agent and their respective directors, officers, partners, stockholders, members, investors, employees, attorneys, agents or Representatives and all successors and assigns thereto (each a “Purchaser Released Party”) of and from any and all suits, demands, obligations, liabilities, claims and causes of action, contingent or otherwise, of every kind and nature, at law and in equity, which the Sellers and/or their affiliates, successors or assigns may have against any Purchaser Released Party, to the extent arising from or in connection with the existence, possession or non-disclosure of any Excluded Information whether asserted, unasserted, absolute, contingent, known or unknown. The Seller hereby represents to each Purchaser Released Party that (i) it has not assigned any claim or possible claim against the Released Parties, (ii) it fully intends to release all claims against the Purchaser Released Parties as set forth above, and (iii) it has been advised by, and has consulted with, counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences of the waivers and releases set forth in this Section 2.9.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Each Purchaser represents and warrants to the Seller and the Placement Agent as follows:

Section 3.1 Authorization of Agreement. Such Purchaser has the power and authority to enter into and perform its obligations under the Agreement, and all action necessary on the part of such Purchaser to authorize the execution, delivery and performance of the Agreement and the consummation of the Transaction has been duly and validly taken. The Agreement has been duly and validly executed and delivered by such Purchaser. Assuming the Agreement constitutes a valid and binding obligation of the Sellers, the Agreement constitutes a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms.

Section 3.2 Conflicts. The execution, delivery and performance of the Agreement will not (i) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of the organizational documents of such Purchaser or any material agreements or instrument to which such Purchaser is a party or by which it or its assets may be bound, or (ii) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive, award or decree of any court, administrative agency or other governmental authority applicable to such Purchaser.

Section 3.3 Investment Experience.

(a)          Each such Purchaser has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of purchasing the Shares. Each Purchaser is experienced in evaluating and investing in private placement transactions of securities of companies in a stage of development similar to the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Purchaser is purchasing the Shares of Purchaser’s own free will and with full understanding of any potential future value of the Shares. Each Purchaser also represents that it has not been organized for the purpose of acquiring the Shares.

(b)         Without limiting the generality of the foregoing, such Purchaser (or its investment manager, advisor or subadvisor) has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the purchase of the Shares. Such Purchaser has relied solely on such advisors and not on any statements or representations of the Sellers, the Company or any their respective agents for the federal, state, local and foreign tax consequences to such Purchaser that may result from the sale of the Shares under this Agreement. Purchaser understands that such Purchaser (and not the Company or Seller) shall be responsible for any tax liability of such Purchaser that may arise as a result of the purchase of the Shares hereunder.

(c)          Such Purchaser is aware that such Purchaser’s investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. Such Purchaser is able, without impairing such Purchaser’s financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of such Purchaser’s investment in the Shares. Such Purchaser is fully aware of the financial hazards involved; the lack of liquidity of the Shares; the qualifications and backgrounds of management of the Company; and the tax consequences of acquiring the Shares.

(d)         Such Purchaser (or its investment manager, advisor or subadvisor) is aware of the Company’s business affairs and financial condition and has received all information that such Purchaser considers necessary or appropriate about the Company and the sale of the Shares to such Purchaser to reach an informed and knowledgeable decision to purchase the Shares. Such Purchaser has entered into this Agreement based on its own knowledge, investigation and analysis and that of such Purchaser’s advisors. Such Purchaser has conducted such Purchaser’s own independent evaluation and such Purchaser has made such Purchaser’s own analysis as such Purchaser has deemed necessary, prudent or advisable for such Purchaser to make its own determination to purchase the Shares hereunder, enter into this Agreement and consummate the Transaction. Such Purchaser is entering into this Agreement and the Transaction relying entirely upon such independent evaluation and analysis and without reliance upon any oral or written representations of any kind or nature by the Company, the Sellers, the Placement Agent or any of their respective directors, officers, employees or agents.

Section 3.4 No General Solicitation, etc. Such Purchaser’s purchase of the Shares is not the result of any general solicitation or general advertising by the Sellers or any agent of the Sellers. Such Purchaser acknowledges that the Purchase Price was determined through private arm’s length negotiations between such Purchaser and the Sellers and neither such Purchaser nor the Sellers are under any obligation or compulsion to enter into the Agreement.

Section 3.5 Opportunity to Seek Counsel. Such Purchaser has (a) had an opportunity to review and consider the Agreement before signing it, (b) been consulted with its own attorney(s) and confidential advisors before signing the Agreement, and (c) read and understood all of the terms and provisions of the Agreement.

Section 3.6 No View to Distribution; Accredited Investor. Such Purchaser represents that it is acquiring the Shares (a) as principal, for its own accounts for investment only and not as a broker or agent for another party and (b) not with a view or any present intention toward effecting a distribution or resale in violation of any applicable securities laws. Such Purchaser is an “accredited investor” as such term is defined in Regulation D of the Securities Act.

Section 3.7 Blue Sky Laws; Future Transfer. Such Purchaser acknowledges and agrees that the Shares have not been registered under the Securities Act or qualified under any state security laws (“Blue Sky Laws”) and may not be sold, pledged or otherwise transferred by the Purchaser without compliance with the registration provisions of the Securities Act or an exemption therefrom. Such Purchaser acknowledges that the Shares are being transferred hereby under an exemption or exemptions from the registration and qualification requirements of the Securities Act and Blue Sky Laws which impose certain restrictions on the Purchaser’s ability to transfer the Shares. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, including without limitation the applicable holding periods thereunder.

Section 3.8 Broker’s Fees. Such Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Transaction.

Section 3.9 Excluded Information.

(a) Purchaser acknowledges and agrees that the Sellers are existing stockholder of the Company and that the Sellers and/or the Placement Agent may have access to and may possess Excluded Information. The Excluded Information may or may not be material, may or may not have been publicly disclosed by or on behalf of the Company, the Seller or the Placement Agent, directly or indirectly, and may or may not be available to the Purchaser from sources other than the Company, the Seller or the Placement Agent. Such Excluded Information may include information received (A) by the Seller or its Representatives in their capacities as directors, officers, stockholders or affiliates of the Company, (B) from the Company on a confidential basis, or (C) on a privileged basis from the attorneys, financial advisers or other Representatives of the Company. Although such Excluded Information may be indicative of a value of the Shares that is substantially different than the Purchase Price, the Purchaser is experienced, sophisticated and knowledgeable in trading securities of public and private companies and understands the disadvantages to which the Purchaser may be subject on account of the disparity of information as between the Purchaser and the Sellers, and the Purchaser has nonetheless deemed it appropriate to engage in the purchase of the Shares hereunder.(a) the Purchaser hereby:

(1) agrees that neither the Sellers the Placement Agent nor their respective directors, officers, partners, stockholders, members, investors, employees, attorneys, agents or Representatives shall have any liability to the Purchasers or their affiliates with respect to the existence, possession or non-disclosure of any Excluded Information, whether arising directly or indirectly, primarily or secondarily, by contract or operation of law or otherwise, including as a matter of contribution, indemnification, set-off, rescission, or reimbursement;

(2) waives any right, claim or cause of action, at law or in equity, arising from or relating to, directly or indirectly, the existence, possession or non-disclosure of any Excluded Information, including without limitation pursuant to Sections 10(b) and 20A of the Exchange Act, or the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act, as well as all rights to participate in any claim, action or remedy others may now or hereafter have with respect to the foregoing; and

(3) with respect to the disposition and sale of the Shares, releases and discharges the Seller, the Placement Agent and their respective directors, officers, partners, stockholders, members, investors, employees, attorneys, agents or Representatives and all successors and assigns thereto (each a “Seller Released Party”) of and from any and all suits, demands, obligations, liabilities, claims and causes of action, contingent or otherwise, of every kind and nature, at law and in equity, which the Purchasers and/or their affiliates, successors or assigns may have against any Seller Released Party, to the extent arising from or in connection with the existence, possession or non-disclosure of any Excluded Information whether asserted, unasserted, absolute, contingent, known or unknown.

(b) The Purchaser hereby represents to each Seller Released Party that (i) it has not assigned any claim or possible claim against the Seller Released Parties, (ii) it fully intends to release all claims against the Seller Released Parties as set forth above, and (iii) it has been advised by, and has consulted with, counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences of the waivers and releases set forth in this Section 3.9.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Legends. Each such Purchaser understands that the Company may place restrictive legends on any stock certificate(s) or electronic book-entry evidencing the Shares as required by Applicable Law, the Company’s governing documents or other policies.

Section 4.2 Expenses. The parties shall be responsible for their own fees and expenses related to the Transaction.

Section 4.3 Severability. If any provision of the Agreement shall be held invalid or unenforceable, each other provision hereof shall be given effect to the extent possible without such invalid or unenforceable provision and to that extent, the provisions of the Agreement shall be severable.

Section 4.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally, mailed by certified or registered mail, postage prepaid, or sent by facsimile, with confirmation of receipt, addressed to such address set forth on the signature page hereto. All such notices, requests, demands and other communications shall, when mailed (registered or certified mail, return receipt requested, postage prepaid), or personally delivered, be effective four days after deposit in the mails or when personally delivered, respectively, addressed as aforesaid, unless otherwise provided herein and, when telecopied, shall be effective upon actual receipt.

Section 4.5 Modifications, Consents and Waivers. The Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto. Any party hereto may waive compliance, with respect to any obligations owed to such party, with any provision of the Agreement. Any waiver hereunder shall be effective only if made in a writing signed by the party to be charged therewith and only in the specific instance and for the purpose for which given. No failure or delay on the part of any party in exercising any right, power, or privilege under the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege.

Section 4.6 Governing Law; Consent to Jurisdiction; Jury Waiver. The Agreement shall be governed by and construed in accordance with the laws of the State of New York (including its statutes of limitations), without giving effect to the principles of conflicts of laws thereof. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the purposes of any action, suit, proceeding, claim, arbitration, litigation or investigation (an “Action”) (whether based on contract, tort or otherwise) directly or indirectly arising out of or in connection with the Agreement or the Transaction. Each party agrees (a) to commence any such Action in such courts and (b) that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth on the signature page hereto shall be effective service of process with respect to any matters to which it has submitted to jurisdiction in this Section 4.6. Each party irrevocably and unconditionally waives (i) any objection to the laying of venue of any such Action in such courts, or that any such Action brought in any such court has been brought in an inconvenient forum, and (ii) all right to trial by jury in any such Action.

Section 4.7 Survival; No Other Representations; No Liability. All representations and warranties contained herein shall survive the execution and delivery of the Agreement and the Closing hereunder. Each party acknowledges that the representations and warranties of the other party expressly and specifically set forth herein constitute such other party’s sole and exclusive representations and warranties in connection with the Transaction, and further agrees that all other representations and warranties of any kind or nature express or implied are specifically disclaimed. Each party hereby irrevocably waives and releases, to the fullest extent permitted by law, any and all Actions it has or may have against any other party, or any of its affiliates, directors, officers, managers, stockholders, members, principals, partners, employees, agents, attorneys, accountants and other advisors (“Representatives”) directly or indirectly based upon, relating to, or arising out of the Transaction, including any Action, whether under Applicable Law or otherwise, directly or indirectly based upon, relating to, or arising out of the knowledge, possession, use or non-disclosure of any Information by such other party or any of its Representatives.

Section 4.8 Acknowledgements Regarding the Placement Agent:

(a)        Each party to this Agreement acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided the parties hereto with any information or advice with respect to the Shares nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Shares and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which the parties hereto need not be provided to it. In connection with the issuance of the Shares to each Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser. Other than the Placement Agent, no Person will, to each Purchaser’s knowledge, have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any other Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser. The purchase of Shares by each Purchaser has not been solicited by or through anyone other than the Placement Agent.

(b)        Each party hereto acknowledges that the Placement Agent is acting as a placement agent on a “best efforts” basis for the Shares being offered hereby and will be compensated by the Seller for acting in such capacity. Each party hereto represents that no Shares were offered or sold to it by means of any form of general solicitation or general advertising as such terms are used in Regulation D of the Securities Act. Each Investor represents that it is making this investment based on the results of its own due diligence investigation of the Company, and has not relied on any information or advice furnished by or on behalf of the Placement Agent in connection with the transactions contemplated hereby. Each Investor acknowledges that the Placement Agent has not made, and will not make, any representations and warranties with respect to the Company or the transactions contemplated hereby, and such party hereto will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary.

(c)        Each party hereto acknowledges that each other party to this agreement and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, each party agrees to promptly notify each other party and the Placement Agent if any of the acknowledgments, understandings, agreements, representations and warranties set forth in this Agreement are no longer accurate.

(d)        Each Purchaser agrees for the express benefit of the Placement Agent, its affiliates and its representatives that (i) the Placement Agent, its affiliates and its representatives have not made, and will not make any representations or warranties with respect to the Company or the offer and sale of the Shares, and the Purchaser has not relied and will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary, (ii) the Purchasers will be responsible for conducting their own due diligence investigation with respect to the Company and the offer and sale of the Shares, (iii) the Purchasers will be purchasing Shares based on the results of its own due diligence investigation of the Company and the Placement Agent and each of its directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Shares, or the accuracy, completeness, or adequacy of any information supplied to the Purchaser by any party, and (iv) the decision to Purchase the Shares will involve a significant degree of risk, including a risk of total loss of such investment. Each party hereto further represents and warrants to the Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Shares, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement.

(e)        The parties hereto agree that the Placement Agent, its affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of any party hereto, and (2) be indemnified by the parties hereto for acting as the Placement Agent hereunder pursuant to the indemnification provisions set forth in the letter agreement between the Sellers and the Placement Agent.

Section 4.9 Execution in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 4.10 Successor and Assigns. The Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns which, for the avoidance of doubt, will not include subsequent holders of the Shares who are not affiliates of the Purchaser. No party may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed.

Section 4.11 Headings. Article and section headings used in the Agreement are for convenience only and shall not affect the interpretation or construction of any provision of the Agreement.

Section 4.12 Entire Agreement. The Agreement and the Schedules and annexes hereto contain the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. The Agreement may not be canceled, modified, amended or otherwise changed except by another written agreement signed by the Seller and the Purchaser.

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IN WITNESS WHEREOF, the parties have caused the Agreement to be executed as of the date first above written.

ROS Acquisition Offshore LP

By:	OrbiMed Advisors LLC,
solely in its capacity as Investment Manager

	By:	/s/ C. Scotland Stevens
Name: C. Scotland Stevens
Title: Member

Royalty Opportunities S.à r.l.
(in liquidation)

By:	OrbiMed Advisors LP,
Liquidator

	By:	OrbiMed Management LLC,
its General Partner

		By:	/s/ Sam Block III
Name: Sam Block III
Title: Chief Financial Officer

OrbiMed Royalty Opportunities II, LP

By:	OrbiMed ROF II LLC,
its General Partner

	By:	OrbiMed Advisors LLC
its Managing Member

		By:	/s/ C. Scotland Stevens
Name: C. Scotland Stevens
Title: Member

[Signature Page to Stock Purchase Agreement]

Purchasers:
Lytton-Kambara Foundation

/s/ Laurence Lytton
Name: Laurence Lytton
Title: president

Name:
Title:

Purchasers:

/s/ John Lipman
Name: John Lipman
Title: individual

Name:
Title:

Purchasers:
Norman Pessin SEP IRA

/s/ Norman Pessin
Name: Norman Pessin
Title: Manager

Name:
Title:

Purchasers:
Horton Capital Partners Fund, LP

/s/ David Achey
Name: David Achey
Title: CFO

Name:
Title:

Purchasers:
Hildene Holdings LLC

/s/ Dan shribman
Name: Dan shribman
Title: ceo

Name:
Title:

Purchasers:

/s/ Brian Pessin
Name: Brian Pessin
Title: Manager

Name:
Title:

Purchasers:
Michael Potter

/s/ Michael Potter
Name: Michael Potter
Title: Individual

Name:
Title:

Purchasers:
Sylvia Potter Family LP

/s/ Michael Potter
Name: Michael Potter
Title: General Partner

Name:
Title:

Purchasers:
Northern Valley Partners

/s/ Michael Potter
Name: Michael Potter
Title: General Partner

Name:
Title:

Purchasers:
Gregory Vizirgianakis

/s/ Gregory Vizirgianakis
Name: Gregory Vizirgianakis
Title: Dr

Name:
Title:

Purchasers:
Claudio Da Re

/s/ Claudio Da Re
Name: Claudio Da Re
Title: Individual

Name:
Title:

Purchasers:
Lonny Agulnick

/s/ LONNY AGULNICK
Name: LONNY AGULNICK
Title: Investor

Name:
Title:

Purchasers:

NANTAHALA CAPITAL PARTNERS LIMITED PARTNERSHIP

By:	Nantahala Capital Management, LLC
Its General Partner

By:	/s/ Daniel Mack
Name: Daniel Mack
Title: Manager

[Signature Page to Stock Purchase Agreement]

Purchasers:

NCP RFM LP

By:	Nantahala Capital Management, LLC
Its Investment Manager

By:	/s/ Daniel Mack
Name: Daniel Mack
Title: Manager

[Signature Page to Stock Purchase Agreement]

Purchasers:

BLACKWELL PARTNERS LLC - SERIES A, solely with respect to the portion of its assets for which Nantahala Capital Management, LLC acts as its Investment Manager

By:	Nantahala Capital Management, LLC
Its Investment Manager

By:	/s/ Daniel Mack
Name: Daniel Mack
Title: Manager

[Signature Page to Stock Purchase Agreement]

Purchasers:

Pinehurst Partners, L.P., solely with respect to the portion of its assets for which Nantahala Capital Management, LLC acts as its Sub-Advisor

By:	Nantahala Capital Management, LLC
Its Sub-Advisor

By:	/s/ Daniel Mack
Name: Daniel Mack
Title: Manager

[Signature Page to Stock Purchase Agreement]

SCHEDULE I

List of Purchasers

1.	Lytton-Kambara Foundation
2.	John Lipman
3.	Norman Pessin SEP IRA
4.	Horton Capital Partners Fund, LP
5.	Hildene Holdings LLC
6.	Brian Pessin
7.	Michael Potter
8.	Sylvia Potter Family LP
9.	Northern Valley Partners
10.	Gregory Vizirgianakis
11.	Claudio Da Re
12.	Lonny Agulnick
13.	Nantahala Capital Partners Limited Partnership
14.	NCP RFM LP
15.	Blackwell Partners LLC - Series A
16.	Pinehurst Partners, L.P.

Schedule I-1

SCHEDULE II

Seller	Shares Sold	Purchase Price
ROS Acquisition Offshore LP	55,700,008	$23,394,003.36
Royalty Opportunities S.àr.l	304,966	$128,085.72
OrbiMed Royalty Opportunities II, LP	17,109,618	$7,186,039.56
Total	73,114,592	$30,708,128.64

Purchasers	Shares Purchased	Purchase Price
Lytton-Kambara Foundation	4,761,905	$2,000,000.10
John Lipman	2,857,143	$1,200,000.06
Norman Pessin SEP IRA	1,190,476	$499,999.92
Horton Capital Partners Fund, LP	850,000	$357,000.00
Hildene Holdings LLC	800,000	$336,000.00
Brian Pessin	476,191	$200,000.22
Michael Potter	238,095	$99,999.90
Sylvia Potter Family LP	238,095	$99,999.90
Northern Valley Partners	119,048	$50,000.16
Gregory Vizirgianakis	2,916,971	$1,225,127.82
Claudio Da Re	1,190,477	$500,000.34
Lonny Agulnick	476,191	$200,000.22
Nantahala Capital Partners Limited Partnership	14,516,557	$6,096,953.94
NCP RFM LP	6,565,612	$2,757,557.04
Blackwell Partners LLC - Series A	24,013,069	$10,085,488.98
Pinehurst Partners, L.P.	11,904,762	$5,000,000.04
Total	73,114,592	$30,708,128.64

Schedule II-1

EXHIBIT A

CROSS RECEIPT

Dated: April [•], 2025

Pursuant to that certain Stock Purchase Agreement (the “Agreement”) dated as of April 10, 2025 by and among ROS Acquisition Offshore LP (“ROS Acquisition”), Royalty Opportunities S.àr.l (“ROS S.àr.l”) and OrbiMed Royalty Opportunities II, LP (“ORO II”) (each of ROS Acquisition, ROS S.àr.l, and ORO II, a “Seller” and collectively the “Sellers”), each of which are affiliates of OrbiMed Advisors LLC, a Delaware limited liability company, and a list of entities listed on the schedule of purchasers attached to the Agreement as Schedule I (each a “Purchaser” and collectively, the “Purchasers”) (terms used herein and not defined shall have the meanings used in the Agreement):

1.                  The undersigned Sellers hereby acknowledge receipt from the Purchasers of an aggregate of $30,708,128.64, constituting the aggregate Purchase Price and each Seller hereby acknowledges receipt of the Purchase Price set forth opposite its name in Schedule II of the Agreement.

2.                  The undersigned Purchasers hereby acknowledge receipt from the Sellers of 73,114,592 Shares and each Purchaser hereby acknowledges receipt of the Shares set forth opposite its name in Schedule II of the Agreement.

[Remainder of page intentionally left blank]

A-1

IN WITNESS WHEREOF, the parties have caused this cross receipt to be executed as of the date first above written.

ROS Acquisition Offshore LP

By:	OrbiMed Advisors LLC,
solely in its capacity as Investment Manager

By:
Name: C. Scotland Stevens
Title: Member

Royalty Opportunities S.à r.l.
(in liquidation)

By:	OrbiMed Advisors LP,
Liquidator

	By:	OrbiMed Management LLC,
its General Partner

By:
Name: Sam Block III
Title: Chief Financial Officer

OrbiMed Royalty Opportunities II, LP

By:	OrbiMed ROF II LLC,
its General Partner

	By:	OrbiMed Advisors LLC
its Managing Member

By:
Name: C. Scotland Stevens
Title: Member

[Signature Page to Cross Receipt]

Purchasers:

Name:
Title:

Name:
Title:

[Signature Page to Cross Receipt]